Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2025 Earnings; Declares Quarterly Dividend

Indiana, PA, October 28, 2025 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2025.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Reported Results
Net income	$41,328	$33,402	$32,086	$107,426	$106,723
Diluted earnings per share	$0.39	$0.32	$0.31	$1.04	$1.04
Return on average assets	1.34%	1.11%	1.08%	1.20%	1.22%
Return on average equity	10.71%	8.97%	9.19%	9.67%	10.54%

Operating Results (non-GAAP)(1)
Core net income	$41,166	$39,496	$31,933	$113,442	$106,642
Core diluted earnings per share	$0.39	$0.38	$0.31	$1.10	$1.04
Core pre-tax pre-provision net revenue	$62,942	$58,677	$50,949	$168,498	$156,163
Provision expense	$11,327	$8,898	$10,615	$25,961	$22,680
Provision for credit losses - acquisition day 1 non-PCD	$—	$3,759	$—	$3,759	$—
Net charge-offs	$12,247	$2,758	$8,785	$18,103	$17,489
Reserve build/(release)(2)	$(3,361)	$13,035	$2,458	$10,699	$8,394
Core return on average assets (ROAA)	1.34%	1.31%	1.08%	1.26%	1.22%
Core pre-tax pre-provision ROAA	2.05%	1.95%	1.72%	1.88%	1.79%
Return on average tangible common equity	14.96%	12.59%	13.09%	13.55%	15.13%
Core return on average tangible common equity	14.90%	14.82%	13.02%	14.29%	15.12%
Core efficiency ratio	52.30%	54.06%	56.66%	54.98%	55.12%
Net interest margin (FTE)	3.92%	3.83%	3.56%	3.79%	3.55%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Third Quarter 2025 Highlights
Financial results
▪GAAP net income of $41.3 million and diluted earnings per share of $0.39 represented an increase of $7.9 million from the prior quarter and an increase of $9.2 million, or $0.08 per share, from the third quarter of 2024.

•Core net income of $41.2 million and core earnings per share of $0.39 represented an increase of $1.7 million, or $0.01 per share, from the prior quarter and an increase of $9.2 million, or $0.08 per share, from the third quarter of 2024.
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $62.9 million, an increase of $4.3 million from the previous quarter and an increase of $12.0 million from the third quarter of 2024.
▪Net interest income (FTE) of $111.5 million increased $4.9 million from the previous quarter and increased $14.6 million from the third quarter of 2024.
▪Noninterest income (excluding securities gains and losses) of $24.5 million decreased $0.3 million from the previous quarter and was unchanged from the prior year quarter.
▪Noninterest expense (excluding merger-related expense) of $72.7 million increased $0.4 million from the previous quarter and $2.6 million from the prior year quarter.
▪Average deposits increased $102.7 million, or 4.0% annualized, compared to the prior quarter.
•End of period deposits increased $126.8 million, or 5.0% annualized, compared to the prior quarter.
▪Total loans increased $137.0 million, or 5.7% annualized, from the previous quarter.
▪The loan-to-deposit ratio increased to 95.3% at the end of the third quarter of 2025 as compared to 95.1% at the end of the previous quarter.
▪Total shareholder’s equity increased $24.1 million from the previous quarter due to a $17.2 million increase in retained earnings (net of $10.5 million share repurchases) and a $6.9 million improvement in accumulated other comprehensive income (AOCI).
•Tangible book value per share increased $0.31, or 11.6% annualized, from the previous quarter.
•AOCI as a percentage of tangible common equity was 6.1% in the third quarter of 2025 as compared to 6.8% in the previous quarter.
▪First Commonwealth Bank (the Bank) has been recognized for the fourth consecutive year by Forbes as one of the World’s Best Banks for 2025
Profitability
▪The core efficiency ratio of 52.3% improved 176 basis points from the previous quarter.
▪Return on average assets (ROA) increased 23 basis points to 1.34% compared to the previous quarter.
•Core return on average assets increased 3 basis points to 1.34% compared to the previous quarter.
▪Core pre-tax pre-provision ROA for the quarter ended September 30, 2025 was 2.05%, up from 1.95% in the prior quarter.
▪Net interest margin expanded to 3.92%, up 9 basis points from the prior quarter and 36 basis points from the third quarter of 2024.
•An 8 basis point improvement in the cost of funds contributed 9 basis points of the increase to the net interest margin from prior quarter
•Purchase accounting accretion contributed 6 basis points to the net interest margin in the third quarter as compared to 10 basis points in the prior quarter.
•The expiration of $25 million in macro swaps on August 25th contributed two basis points to the increase in the net interest margin from prior quarter
▪Total security gains were $0.4 million during the third quarter of 2025
Asset quality
•The provision for credit losses was $11.3 million, an increase of $2.4 million compared to the previous quarter (excluding acquisition Day-1 non-PCD provision for CenterGroup)

•The allowance for credit losses as a percentage of period-end loans was 1.34%, a decrease of five basis points from the previous quarter
•Total criticized loans decreased $6.7 million from the previous quarter
◦Total nonperforming loans of $88.7 million decreased $10.8 million from the previous quarter driven by a decreased balance of $15.9 million for an individual commercial floorplan relationship that was transferred to nonaccrual status during the second quarter of 2025
•Net charge-offs on loans totaled $12.2 million, an increase of $9.5 million from the previous quarter, primarily due to a $5.5 million chargeoff for the aforementioned floorplan relationship, as well as a $2.8 million chargeoff associated with the sale of five recently acquired loans from CenterGroup that collectively carried a $2.6 million loan mark
◦Net charge-offs as a percentage of average loans (annualized) was 0.51% in the third quarter of 2025 as compared to 0.12% in the previous quarter
Strong capital and liquidity positions
•The Bank-level Total Capital ratio was 13.4% at September 30, 2025, which represents $348.9 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•On April 28, 2025, the Board of Directors authorized a 3.7% increase in the quarterly cash dividend to shareholders
•There were 625,483 shares repurchased during the third quarter of 2025. The remaining capacity under the current authorized program was $20.7 million as of September 30, 2025.
“Our third quarter results reflect continued momentum across our core banking operations,” stated T. Michael Price, President and Chief Executive Officer. “We delivered strong net interest income growth, maintained disciplined expense management, and improved asset quality metrics. These results demonstrate our commitment to building long-term value for our shareholders and supporting the financial well-being of our customers and communities.”
Earnings
GAAP net income for the third quarter of 2025 was $41.3 million, or $0.39 per share, compared to $33.4 million, or $0.32 per share in the second quarter of 2025, and $32.1 million, or $0.31 per share for the third quarter of 2024.
Core net income for the third quarter of 2025 was $41.2 million, or $0.39 per share, compared to $39.5 million, or $0.38 per share in the second quarter of 2025, and $31.9 million, or $0.31 per share for the third quarter of 2024.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $111.5 million increased $4.9 million from the previous quarter and increased $14.6 million from the prior year quarter. The increase from the previous quarter was primarily due to a 9 basis point expansion in the net interest margin and a $133.8 million increase in interest earning assets.
The net interest margin for the third quarter of 2025 was 3.92%, an increase of 9 basis points from the previous quarter and an increase of 36 basis points from the third quarter of 2024. The increase from the previous quarter was due primarily to a lower cost of funds.
Total average deposits grew $102.7 million, or 4.0% annualized, in the third quarter of 2025 as compared to the previous quarter.
Total average loans grew $222.8 million, or 9.4% annualized, in the third quarter of 2025 as compared to the previous quarter.
Asset Quality
Provision expense in the third quarter of 2025 totaled $11.3 million as compared to $8.9 million in the previous quarter (excluding acquisition Day-1 non-PCD provision for CenterGroup).
The allowance for credit losses as a percentage of end-of-period loans in the third quarter of 2025 was 1.34% as compared to 1.39% in the previous quarter.
At September 30, 2025, nonperforming loans totaled $88.7 million, a decrease of $10.8 million from the previous quarter. The decrease from the prior quarter was driven by a decreased balance of $15.9 million for an individual commercial floorplan relationship that was transferred to nonaccrual status during the second quarter of 2025.

Nonperforming loans represented 0.91% of total loans for the period ended September 30, 2025 as compared to 1.04% and 0.83% for the periods ended June 30, 2025 and September 30, 2024, respectively.
During the third quarter of 2025, net charge-offs were $12.2 million as compared to $2.8 million in the previous quarter and $8.8 million in the third quarter of 2024. The increase from the previous quarter was due to a $5.5 million chargeoff for the aforementioned floorplan relationship and a $2.8 million chargeoff a loan sale of five recently acquired loans with a $2.6 million loan mark.
Net charge-offs as a percentage of average loans (annualized) were 0.51%, 0.12% and 0.39% for the periods ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding securities gains and losses) totaled $24.5 million for the third quarter of 2025, a $0.3 million decrease from the second quarter of 2025 and unchanged from the third quarter of 2024.
The quarter-over-quarter change was driven by a $0.3 million increase in gain on sale of mortgage loans, a $0.4 million increase in trust income, and a $0.4 million increase in brokerage commissions, offset by a $1.1 million decrease in gain on sale of other loans primarily due to gains on the sale of other real estate owned (OREO) properties in the prior quarter.
Total security gains were $0.4 million during the third quarter of 2025 due to the early call of a discounted note.
Noninterest expense (excluding merger-related expense) of $72.7 million increased $0.4 million from the previous quarter. The increase was primarily due to a $0.5 million increase in advertising and promotional expense and a $0.3 million increase in intangible amortization, partially offset by a $0.4 million decrease in other loan expense.
The core efficiency ratio was 52.3% during the third quarter of 2025 as compared to 54.1% in the previous quarter and 56.7% in the third quarter of 2024.
Full time equivalent staff was 1,548 at September 30, 2025, 1,562 at June 30, 2025, and 1,500 at September 30, 2024.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.135 per share, which represents a 3.9% increase from the third quarter of 2024. The cash dividend is payable on November 21, 2025 to shareholders of record as of November 7, 2025. This dividend represents a 3.3% projected annual yield utilizing the October 27, 2025 closing market price of $16.31.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2025 were 14.4%, 12.7%, 10.8% and 12.0%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2025 on Wednesday, October 29, 2025 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 127 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.

Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / FP&A and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
SUMMARY RESULTS OF OPERATIONS
Net interest income	$111,123	$106,241	$96,515	$312,886	$283,811
Provision for credit losses	11,327	8,898	10,615	25,961	22,680
Provision for credit losses — acquisition day 1 non-PCD	—	3,759	—	3,759	—
Noninterest income	24,857	24,749	24,698	72,108	73,896
Noninterest expense	72,834	76,268	70,070	220,352	201,441
Net income	41,328	33,402	32,086	107,426	106,723
Core net income (5)	41,166	39,496	31,933	113,442	106,642
Earnings per common share (diluted)	$0.39	$0.32	$0.31	$1.04	$1.04
Core earnings per common share (diluted) (6)	$0.39	$0.38	$0.31	$1.10	$1.04
KEY FINANCIAL RATIOS
Return on average assets	1.34%	1.11%	1.08%	1.20%	1.22%
Core return on average assets (7)	1.34%	1.31%	1.08%	1.26%	1.22%
Return on average assets, pre-provision, pre-tax	2.05%	1.81%	1.73%	1.83%	1.79%
Core return on average assets, pre-provision, pre-tax	2.05%	1.95%	1.72%	1.88%	1.79%
Return on average shareholders' equity	10.71%	8.97%	9.19%	9.67%	10.54%
Return on average tangible common equity (8)	14.96%	12.59%	13.09%	13.55%	15.13%
Core return on average tangible common equity (9)	14.90%	14.82%	13.02%	14.29%	15.12%
Core efficiency ratio (2)(10)	52.30%	54.06%	56.66%	54.98%	55.12%
Net interest margin (FTE) (1)	3.92%	3.83%	3.56%	3.79%	3.55%

Book value per common share	$14.78	$14.47	$13.79
Tangible book value per common share (11)	10.94	10.63	10.03
Market value per common share	17.05	16.23	17.15
Cash dividends declared per common share	0.135	0.135	0.130	0.400	0.385
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.91%	1.04%	0.83%
Nonperforming assets as a percent of total assets (3)	0.74%	0.83%	0.64%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.51%	0.12%	0.39%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	148.04%	133.62%	168.77%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.34%	1.39%	1.41%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.5%	12.4%	11.8%
Tangible common equity as a percent of tangible assets (12)	9.6%	9.4%	8.8%
Leverage Ratio	10.8%	10.7%	10.3%
Risk Based Capital - Tier I	12.7%	12.7%	12.7%
Risk Based Capital - Total	14.4%	14.4%	14.5%
Common Equity - Tier I	12.0%	12.0%	12.0%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
INCOME STATEMENT
Interest income	$162,709	$158,926	$154,323	$468,763	$450,467
Interest expense	51,586	52,685	57,808	155,877	166,656
Net Interest Income	111,123	106,241	96,515	312,886	283,811
Provision for credit losses	11,327	8,898	10,615	25,961	22,680
Provision for credit losses - acquisition day 1 non-PCD	—	3,759	—	3,759	—
Net Interest Income after Provision for Credit Losses	99,796	93,584	85,900	283,166	261,131
Net securities gains (losses)	369	—	88	(4,773)	(5,447)
Gain on sale of VISA	—	—	106	5,146	5,664
Trust income	3,477	3,029	3,242	9,528	8,790
Service charges on deposit accounts	5,913	5,595	5,840	16,946	16,769
Insurance and retail brokerage commissions	3,499	3,097	3,087	9,766	8,892
Income from bank owned life insurance	1,712	1,938	2,278	5,152	4,943
Gain on sale of mortgage loans	2,132	1,836	1,151	5,355	4,150
Gain on sale of other loans and assets	1,085	2,217	2,576	4,690	6,035
Card-related interchange income	3,985	3,998	4,137	11,637	17,964
Derivative mark-to-market	2	—	(153)	(151)	(141)
Swap fee income	243	439	88	1,517	88
Other income	2,440	2,600	2,258	7,295	6,189
Total Noninterest Income	24,857	24,749	24,698	72,108	73,896
Salaries and employee benefits	40,717	40,584	38,618	121,716	111,262
Net occupancy	5,110	4,894	4,858	15,733	15,014
Furniture and equipment	4,427	4,547	4,335	13,167	13,093
Data processing	4,260	4,085	3,879	12,162	11,543
Pennsylvania shares tax	1,337	1,338	1,126	4,012	3,454
Advertising and promotion	1,931	1,457	1,960	4,760	4,177
Intangible amortization	1,567	1,311	1,223	4,009	3,656
Other professional fees and services	1,843	1,903	1,448	5,366	3,976
FDIC insurance	1,653	1,550	1,638	4,582	4,537
Litigation and operational losses	582	470	2,181	1,845	3,672
Loss on sale or write-down of assets	87	71	132	373	352
Loss on early redemption of subordinated debt	—	—	—	—	369
Merger and acquisition	165	3,955	—	4,229	114
Other operating expenses	9,155	10,103	8,672	28,398	26,222
Total Noninterest Expense	72,834	76,268	70,070	220,352	201,441
Income before Income Taxes	51,819	42,065	40,528	134,922	133,586
Income tax provision	10,491	8,663	8,442	27,496	26,863
Net Income	$41,328	$33,402	$32,086	$107,426	$106,723

Shares Outstanding at End of Period	104,293,298	104,925,587	102,237,941	104,293,298	102,237,941
Average Shares Outstanding Assuming Dilution	104,754,917	103,928,428	102,418,964	103,509,902	102,293,213

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2025	2025	2024
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$117,241	$121,052	$126,598
Interest-bearing bank deposits	44,170	39,114	455,711
Securities available for sale, at fair value	1,100,437	1,153,323	1,165,392
Securities held to maturity, at amortized cost	479,915	498,043	430,425
Loans held for sale	62,566	42,993	46,785

Loans and leases	9,688,288	9,570,815	8,965,500
Allowance for credit losses	(129,605)	(132,966)	(126,112)
Net loans and leases	9,558,683	9,437,849	8,839,388

Goodwill and other intangibles	400,851	402,558	384,172
Other assets	546,513	542,215	534,728
Total Assets	$12,310,376	$12,237,147	$11,983,199

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,420,235	$2,326,836	$2,463,971

Interest-bearing demand deposits (a)	1,904,381	1,885,953	1,970,519
Savings deposits (a)	4,103,904	4,132,508	3,654,354
Time deposits	1,802,820	1,759,285	1,656,708
Total interest-bearing deposits	7,811,105	7,777,746	7,281,581

Total deposits	10,231,340	10,104,582	9,745,552

Short-term borrowings	149,557	225,874	538,828
Long-term borrowings	262,057	262,369	136,285
Total borrowings	411,614	488,243	675,113

Other liabilities	125,585	126,555	152,918
Shareholders' equity	1,541,837	1,517,767	1,409,616
Total Liabilities and Shareholders' Equity	$12,310,376	$12,237,147	$11,983,199
(a) Deposits on the above balance sheet for periods prior to June 30, 2025 reflect a reclassification to interest-bearing deposits from savings deposits in order to remove the impact of an internal sweep program related to regulatory reserve requirements. The internal sweep program was terminated in the second quarter of 2025, therefore prior periods are now shown without the reclassification.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2025	Rate	2025	Rate	2024	Rate	2025	Rate	2024	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,653,118	6.08%	$9,430,284	6.09%	$9,004,808	6.09%	$9,386,232	6.04%	$9,006,908	6.03%
Interest bearing bank deposits	40,159	4.85%	59,614	4.85%	278,006	5.49%	58,735	4.79%	199,887	5.55%
Securities (FTE)(1)	1,597,369	3.60%	1,666,988	3.67%	1,542,792	3.34%	1,621,458	3.62%	1,508,604	3.21%
Total Interest-Earning Assets (FTE) (1)	11,290,646	5.73%	11,156,886	5.73%	10,825,606	5.68%	11,066,425	5.68%	10,715,399	5.63%
Noninterest-earning assets	919,357		939,441		950,926		931,187		949,389
Total Assets	$12,210,003		$12,096,327		$11,776,532		$11,997,612		$11,664,788

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$6,064,450	2.03%	$5,998,326	2.09%	$5,657,796	2.27%	$5,945,303	2.08%	$5,613,986	2.19%
Time deposits	1,734,804	3.66%	1,747,881	3.82%	1,575,975	4.40%	1,748,621	3.85%	1,489,476	4.33%
Short-term borrowings	128,548	3.89%	146,503	4.12%	541,010	4.62%	108,877	3.84%	560,743	4.62%
Long-term borrowings	262,186	4.97%	262,633	4.98%	136,408	5.44%	262,540	4.98%	164,553	5.59%
Total Interest-Bearing Liabilities	8,189,988	2.50%	8,155,343	2.59%	7,911,189	2.91%	8,065,341	2.58%	7,828,758	2.84%
Noninterest-bearing deposits	2,366,509		2,316,854		2,286,482		2,312,469		2,299,650
Other liabilities	122,896		131,218		189,571		135,251		183,255
Shareholders' equity	1,530,610		1,492,912		1,389,290		1,484,551		1,353,125
Total Noninterest-Bearing Funding Sources	4,020,015		3,940,984		3,865,343		3,932,271		3,836,030
Total Liabilities and Shareholders' Equity	$12,210,003		$12,096,327		$11,776,532		$11,997,612		$11,664,788

Net Interest Margin (FTE) (annualized)(1)		3.92%		3.83%		3.56%		3.79%		3.55%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2025	2025	2024
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,374,627	$1,381,523	$1,263,008
Commercial real estate	3,408,801	3,366,267	3,069,438
Equipment finance loans and leases	634,398	573,810	366,527
Real estate construction	403,548	424,437	522,548
Total Commercial	5,821,374	5,746,037	5,221,521

Consumer Loan Portfolio:
Closed-end mortgages	1,858,471	1,879,468	1,878,980
Home equity lines of credit	524,254	510,807	495,396
Real estate construction	41,894	23,715	18,227
Total Real Estate - Consumer	2,424,619	2,413,990	2,392,603

Auto & RV loans	1,370,551	1,339,660	1,275,765
Direct installment	24,115	24,659	26,425
Personal lines of credit	45,657	44,475	47,076
Student loans	1,972	1,994	2,110
Total Other Consumer	1,442,295	1,410,788	1,351,376
Total Consumer Portfolio	3,866,914	3,824,778	3,743,979
Total Portfolio Loans and Leases	9,688,288	9,570,815	8,965,500
Loans held for sale	62,566	42,993	46,785
Total Loans and Leases	$9,750,854	$9,613,808	$9,012,285

	September 30,	June 30,	September 30,
	2025	2025	2024
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$76,622	$83,180	$50,929
Loans on nonaccrual basis - acquisition	10,925	16,327	23,794
Loans held for sale on a nonaccrual basis	1,138	—	—
Total Nonperforming Loans and Leases	$88,685	$99,507	$74,723
Other real estate owned ("OREO")	853	1,049	669
Repossessions ("Repos")	1,503	945	1,188
Total Nonperforming Assets	$91,041	$101,501	$76,580
Loans past due in excess of 90 days and still accruing	2,117	1,297	1,191
Classified loans and leases	124,902	130,020	114,751
Criticized loans and leases	248,214	254,902	241,962

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.94%	1.06%	0.85%
Allowance for credit losses	$129,605	$132,966	$126,112

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$6,927	$726	$5,870	$7,982	$10,597
Real estate construction	829	—	—	829	29
Commercial real estate	3,011	613	1,381	4,932	1,881
Residential real estate	106	72	55	149	140
Loans to individuals	1,374	1,347	1,479	4,211	4,842
Net Charge-offs	$12,247	$2,758	$8,785	$18,103	$17,489

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.51%	0.12%	0.39%	0.26%	0.26%
Provision for credit losses as a percentage of net charge-offs	92.49%	322.63%	120.83%	143.41%	129.68%
Provision for credit losses	$11,327	$8,898	$10,615	$25,961	$22,680

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Interest income	$162,709	$158,926	$154,323	$468,763	$450,467
Adjustment to fully taxable equivalent basis (1)	351	341	342	1,027	994
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	163,060	159,267	154,665	469,790	451,461
Interest expense	51,586	52,685	57,808	155,877	166,656
Net interest income, (FTE) (1)	$111,474	$106,582	$96,857	$313,913	$284,805

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Net Income	$41,328	$33,402	$32,086	$107,426	$106,723
Intangible amortization	1,567	1,311	1,223	4,009	3,656
Tax benefit of amortization of intangibles	(329)	(275)	(257)	(842)	(768)
Net Income, adjusted for tax affected amortization of intangibles	$42,566	$34,438	$33,052	$110,593	$109,611

Average Tangible Equity:
Total shareholders' equity	$1,530,610	$1,492,912	$1,389,290	$1,484,551	$1,353,125
Less: intangible assets	401,825	395,772	384,404	393,574	385,255
Tangible Equity	1,128,785	1,097,140	1,004,886	1,090,977	967,870
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,128,785	$1,097,140	$1,004,886	$1,090,977	$967,870

(8)Return on Average Tangible Common Equity	14.96%	12.59%	13.09%	13.55%	15.13%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Core Net Income:
Total Net Income	$41,328	$33,402	$32,086	$107,426	$106,723
Net securities gains	(369)	—	(194)	(373)	(217)
Tax benefit of net securities gains	77	—	41	78	46
Merger and acquisition related expenses	165	3,955	—	4,229	114
Tax benefit of merger and acquisition related expenses	(35)	(831)	—	(888)	(24)
Provision for credit losses - acquisition day 1 non-PCD	—	3,759	—	3,759	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	(789)	—	(789)	—
(5) Core net income	$41,166	$39,496	$31,933	$113,442	$106,642
Average Shares Outstanding Assuming Dilution	104,754,917	103,928,428	102,418,964	103,509,902	102,293,213
(6) Core Earnings per common share (diluted)	$0.39	$0.38	$0.31	$1.10	$1.04

Intangible amortization	1,567	1,311	1,223	4,009	3,656
Tax benefit of amortization of intangibles	(329)	(275)	(257)	(842)	(768)
Core Net Income, adjusted for tax affected amortization of intangibles	$42,404	$40,532	$32,899	$116,609	$109,530

(9) Core Return on Average Tangible Common Equity	14.90%	14.82%	13.02%	14.29%	15.12%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Core Return on Average Assets:
Total Net Income	$41,328	$33,402	$32,086	$107,426	$106,723
Total Average Assets	12,210,003	12,096,327	11,776,532	11,997,612	11,664,788
Return on Average Assets	1.34%	1.11%	1.08%	1.20%	1.22%

Core Net Income (5)	$41,166	$39,496	$31,933	$113,442	$106,642
Total Average Assets	12,210,003	12,096,327	11,776,532	11,997,612	11,664,788
(7) Core Return on Average Assets	1.34%	1.31%	1.08%	1.26%	1.22%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Core Efficiency Ratio:
Total Noninterest Expense	$72,834	$76,268	$70,070	$220,352	$201,441
Adjustments to Noninterest Expense:
Intangible amortization	1,567	1,311	1,223	4,009	3,656
Merger and acquisition related	165	3,955	—	4,229	114
Noninterest Expense - Core	$71,102	$71,002	$68,847	$212,114	$197,671

Net interest income, (FTE)	$111,474	$106,582	$96,857	$313,913	$284,805
Total noninterest income	24,857	24,749	24,698	72,108	73,896
Net securities gains	(369)	—	(194)	(373)	(217)
Total Revenue	135,962	131,331	121,361	385,648	358,484

Adjustments to Revenue:
Derivative mark-to-market	2	—	(153)	(151)	(141)
Total Revenue - Core	$135,960	$131,331	$121,514	$385,799	$358,625

(10)Core Efficiency Ratio	52.30%	54.06%	56.66%	54.98%	55.12%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2025	2025	2024
Tangible Equity:
Total shareholders' equity	$1,541,837	$1,517,767	$1,409,616
Less: intangible assets	400,851	402,558	384,172
Tangible Equity	1,140,986	1,115,209	1,025,444
Less: preferred stock	—	—	—
Tangible Common Equity	$1,140,986	$1,115,209	$1,025,444

Tangible Assets:
Total assets	$12,310,376	$12,237,147	$11,983,199
Less: intangible assets	400,851	402,558	384,172
Tangible Assets	$11,909,525	$11,834,589	$11,599,027

(12)Tangible Common Equity as a percentage of Tangible Assets	9.58%	9.42%	8.84%

Shares Outstanding at End of Period	104,293,298	104,925,587	102,237,941
(11)Tangible Book Value Per Common Share	$10.94	$10.63	$10.03

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Pre-tax pre-provision net revenue:
Net interest income	$111,123	$106,241	$96,515	$312,886	$283,811
Noninterest income	24,857	24,749	24,698	72,108	73,896
Noninterest expense	72,834	76,268	70,070	220,352	201,441
Pre-tax pre-provision net revenue	$63,146	$54,722	$51,143	$164,642	$156,266

Net securities gains	$(369)	$—	$(194)	$(373)	$(217)
Merger and acquisition related expenses	165	3,955	—	4,229	114
Core pre-tax pre-provision net revenue	$62,942	$58,677	$50,949	$168,498	$156,163

Net charge-offs	$12,247	$2,758	$8,785	$18,103	$17,489